As filed with the Securities and Exchange Commission on June 28, 2011

Registration Statement No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

GENESIS BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Nevada	75-3254381
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
(I.R.S. Employer Identification No.)
11500 Olympic Boulevard, Suite 400 Los Angeles, CA 90064 (866) 963-2220	Michael Handelman, Chief Financial Officer 11500 Olympic Boulevard, Suite 400 Los Angeles, CA 90064 (866) 963-2220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:

Joseph A. Baratta, Esq.
Baratta, Baratta & Aidala LLP
546 Fifth Avenue
New York, New York 10036
Telephone (212) 750-9700
Facsimile (212) 750-8297

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock				N/A
Warrants				N/A
Total for sale by Registrant	$100,000,000.00	100%	$100,000,000.00	$11,610.00 (3)

(1)
 Securities registered hereunder may be sold separately, together or as units with other securities resisted hereunder. Pursuant to Rule 416 under the Securities Act, this Registration Statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable by reason of any stock split, stock dividend, recapitalization or similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of Common Stock that are outstanding.

(2)
The Registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $100 million, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE [_•_], 2011

PROSPECTUS

GENESIS BIOPHARMA, INC

$100,000,000
Common Stock
Warrants

This prospectus relates to shares of our common stock and/or warrants to purchase such common stock in one or more offerings up to a total public offering price of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “GNBP.OB”

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in any of our securities involves risk.  Please read carefully the section entitled “RISK FACTORS” on page 5 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is   [_____•___ __], 2011.

Prospective investors may rely only on the information contained in this prospectus.  We have not authorized anyone to provide prospective investors with different or additional information.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.  We may use this prospectus to offer and sell up to a total of $100,000,000 of our securities.  This prospectus provides you only with a general description of the securities we may offer.  Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered.  The supplement may also add, update or change information contained in this prospectus.  Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 10.

You should rely only on the information contained herein or incorporated by reference in this prospectus and the supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry.  We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking.  When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements.  They also include statements regarding:

•	our future growth and profitability;
•	our competitive strengths; and
•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	the highly competitive nature of our industry;
•	our ability to attract and retain qualified managers and skilled employees;
•	the outcome of our plans for future operations and growth; and
•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations.  Furthermore, forward-looking statements speak only as of the date they are made.  If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements.  These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC.  We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances.  We qualify any and all of our forward-looking statements by these cautionary factors.

ABOUT GENESIS BIOPHARMA, INC.

This summary highlights selected information and does not contain all the information that is important to you.  You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 10 of this prospectus for information about us and our financial statements.

Except where the context otherwise requires, the terms “we,” “us,” “our” or “Genesis” refer to Genesis Biopharma, Inc.

Our Business

Genesis Biopharma, Inc. (formerly named Freight Management Corp.) was incorporated in the State of Nevada on September 17, 2007 to engage in the development of an internet-based, intelligent online system for business owners, freight forwarders, and business people in the shipping/freight industry and export/import industry who require assistance with their freight and shipping related inquiries. The Company never engaged in the online freight business, and was an inactive company until March 15, 2010. The Company owned all of the issued and outstanding shares of Genesis Biopharma, Inc., a Nevada corporation (“Subsidiary”).  On March 15, 2010, the Subsidiary merged with and into the Company (the “Consolidation”), with the Company as the surviving corporation.  The Company and Subsidiary filed Articles of Merger on March 15, 2010 with the Secretary of State of Nevada, along with the Agreement and Plan of Merger entered into by the two parties effective as of March 15, 2010 (the “Merger Agreement”).  The Merger Agreement and the Articles of Merger amended the Company’s Articles of Incorporation and changed the Company’s name to “Genesis Biopharma, Inc.”

Effective March 15, 2010, prior to the Consolidation, the Company and Subsidiary entered into Asset Purchase Agreement (the “Purchase Agreement”) with Hamilton Atlantic, a Cayman Islands company (“Hamilton”), whereby Hamilton sold, and Subsidiary acquired, all of Hamilton’s rights, title and interest to certain assets related to the development and commercialization of biotechnology drugs, primarily anti-CD55+ antibodies (the “Anti-CD55+ Antibody Program”), including certain patents, patent applications, materials, and know-how.  The Anti-CD55+ Antibody Program consists of antibodies that could be developed and commercialized for the treatment of cancer.  As a result of the Consolidation, the Company acquired all of the assets and contractual rights, and assumed all of the liabilities, of Subsidiary, including all of the assets acquired pursuant to the Purchase Agreement.  On March 15, 2010, after the effectiveness of the Consolidation, we entered into a Patent and Know How License (the “License Agreement”) with Cancer Research Technology Limited, a company registered in England and Wales.  Pursuant to the License Agreement, we were granted an exclusive, worldwide right and license in certain intellectual property related to a proprietary, therapeutic use of anti-CD55+ antibodies, including rights to patents and patent applications related thereto, to research, develop, use, make, distribute, and sell products utilizing the licensed  As a result of the acquisition of the assets related to the Anti-CD55+ Antibody Program and the License Agreement, we abandoned our plan to engage in the internet-based, freight forwarders’ shipping/freight business, and have commenced operations as a biopharmaceutical company engaged in the development and commercialization of therapeutics for the treatment of cancer.

Plan of Operation

For the coming year, we plan to continue the development of proprietary products directed towards the treatment of metastatic cancers.

Cōntego™ (Latin for “to shield; to protect”) is an autologous cell therapy product candidate for the treatment of Stage IV metastatic melanoma.  Cōntego is being developed by the Company as a ready-to-infuse autologous cell therapy product containing tumor infiltrating lymphocytes (TILs) obtained from a patient’s metastatic melanoma tumors.  Following resection of the patient’s tumor, TILs are isolated from the resected tumor and expanded in vitro to several hundred million cells.  The expanded TILs are then infused into the patient where they attack the melanoma tumors regardless of their location in the body.  Cōntego is based on the successful adoptive cell therapy using tumor infiltrating lymphocyte therapeutic regimen presently available at the National Cancer Institute, MD Anderson Cancer Center, and the H. Lee Moffitt Cancer & Research Institute.

GBP-102 is a preclinical-stage therapeutic candidate being developed for the treatment of ovarian and colorectal cancers.  GBP-102 is a therapeutic antibody which targets CD55 (also known as DAF, decay-accelerating factor).  Many types of cancer cells are destroyed by an immune system process called complement-dependent cytotoxicity (CDC).  Cancer cells activate CD55 to keep from being destroyed by CDC.  In mouse models, GBP-102 deactivates CD55 to allow CDC to kill cancer cells.  CD55 is over-expressed in >80% of solid tumors.

We have also established a prestigious Scientific and Medical Advisory Board to help guide our therapeutic development efforts:

•	Cassian Yee, M.D., Professor of Medicine, University of Washington Fred Hutchinson Cancer Research Center.

•	James Mulé, Ph.D., Executive Vice President and Associate Center Director for Translation Research, H. Lee Moffitt Cancer Center & Research Institute.

•	Jeffrey Weber, M.D., Ph.D., Director, Donald A. Adam Comprehensive Melanoma Research Center, H. Lee Moffitt Cancer Center & Research Institute.

•	Patrick Hwu, M.D., Department Chair, Department of Melanoma Medical Oncology, Division of Cancer Medicine, University of Texas MD Anderson Cancer Center.

•	Laszlo Radvanyi, Ph.D., Associate Professor, Department of Melanoma Medical Oncology – Research, Division of Cancer Medicine, University of Texas MD Anderson Cancer Center.

•
Daniel Powell, Ph.D., Research Assistant Professor of Pathology and Laboratory Medicine, Assistant Director, Clinical Cell and Vaccine Production Facility, Director, Cellular Therapy Tissue Facility, University of Pennsylvania School of Medicine.

•	Mario Sznol, M.D., Professor of Medicine, Vice-Chief, Medical Oncology and Co-Director Melanoma Program, Yale University School of Medicine.

•	David DiGiusto, Ph.D., Research Professor Department of Virology, Director, Laboratory for Cellular Medicine, Beckman Research Institute, City of Hope.

Company Information

Our principal executive offices are located at 11500 Olympic Boulevard, Suite 400, Los Angeles, California 90064.  Our telephone number is 866-963-2220.  You may also contact us or obtain additional information through our internet website address at www.genesis-biopharma.com.  Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in the supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs.  As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.  If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement.  The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements.  If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through one or more agents or broker dealers, including those engaged solely as agents to facilitate the direct sale of securities to particular investors.  The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings.  We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement.  Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus.  Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased.  The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be eligible for trading on the Over-the-Counter Bulletin Board or such other stock exchange or quotation system that our securities are trading upon.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement.  It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities.  If the underwriters make a market in the securities, the market making may be discontinued at any time without notice.  We cannot provide any assurance as to the liquidity of the trading market for the securities.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  The underwriters may engage in these activities on any exchange or other market in which the securities may be traded.  If commenced, the underwriters may discontinue these activities at any time.

Fees and Commissions

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; and/or warrants or units comprised of any combination of the foregoing.  The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The following summary describes the material terms of our common stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Nevada law.  We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 1,800,000,000 shares of common stock with a par value of $0.000041666. We are not authorized to issue shares of preferred stock. As of June 27, 2011 there were approximately 77,383,349 shares of common stock outstanding.  As of June 27, 2011 there were approximately 36 holders of record of our common stock. As of June 27, 2011 the aggregate market value of the voting and non-voting common stock held by non affiliates was $90,092,640.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Dividends

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities.  Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors.  It is not anticipated that dividends will be paid in the foreseeable future.

Other Rights

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors.  Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.  There is no conversion, redemption, sinking fund or similar provisions regarding our common stock.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “GNBP.OB.”  Any common stock we sell under this prospectus, as it may be supplemented, will be quoted on the Over-the-Counter Bulletin Board.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time.  If we do so, we will describe the specific terms of the warrants in a prospectus supplement.  In particular, we may issue warrants for the purchase of common stock, in one or more series.  We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement.  We will enter into the warrant agreement with a warrant agent.  We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	certain United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

You may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If you exercise fewer than all of the warrants represented by the warrant certificate, then we will issue you a new warrant certificate for the remaining amount of warrants.

You will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them.  Accordingly, you will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale.  Accordingly, please carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us.  In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Baratta, Baratta & Aidala LLP, New York, New York. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their report dated April 14, 2011, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC.  This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus; and
•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2011, February 11, 2011, February 23, 2011, March 17, 2011, April 22, 2011and June 16, 2011;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on April 14, 2011;
•	our Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, filed with the SEC on May 4, 2011; and
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, filed with the SEC on May 20, 2011.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.  In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only.  Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents).  Please direct requests to us at the following address:

GENESIS BIOPHARMA, INC.
11500 Olympic Boulevard
Suite 400
Los Angeles, California 90064
(866) 963-2220

GENESIS BIOPHARMA, INC.

$100,000,000
Common Stock
Warrants

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus.  You must not rely on unauthorized information.  This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses (other than underwriting compensation) incurred or expected to be incurred by us in connection with the issuance and distribution of an assumed amount of $100,000,000 of securities being registered pursuant to this Registration Statement, other than underwriting discounts and commissions, estimated to be at seven percent (7%) of the proceeds raised plus any additional warrants.  The assumed amount has been used to demonstrate the costs and expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time:

Securities and Exchange Commission Registration Fee	$11,610.00
Legal Fees and Expenses	$[ • ]	*
Accounting Fees and Expenses	$[ • ]	*
Transfer Agent Fees and Expenses	$[ • ]	*
Printing and Engraving Expenses	$[ • ]	*
Miscellaneous	$[ • ]	*
TOTAL	$[ • ]	*

*These fees are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered as well as the number of offerings.

Item 15.	Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS").  NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 27, 2011.

GENESIS BIOPHARMA, INC.

By:	/s/ Anthony J. Cataldo .
Name:	Anthony J. Cataldo
Title:	Chairman, Principal Executive Officer, and President

POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Anthony J. Cataldo, our Chairman, Chief Executive Officer, and President, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Cataldo	Chairman, Principal Executive Officer, and President	June 27, 2011
Anthony J. Cataldo

/s/ Michael Handelman	Director, Principal Financial and Accounting Officer, Executive Vice President and Secretary	June 27, 2011
Michael Handelman

/s/ L. Stephen Coles	Director	June 27, 2011
Dr. L. Stephen Coles

/s/ William Andrews	Director	June 27, 2011
Dr. William Andrews

/s/ Martin Schroeder	Director	June 27, 2011
Martin Schroeder

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement.

3.1
Articles of Incorporation filed with the Nevada Secretary of State on September 7, 2007 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 29, 2008).

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 29, 2008 ).

3.3
Certificate of Change to Articles of Incorporation filed with the Nevada Secretary of State on March 15, 2010 (incorporated herein by reference to Exhibit 3.1.2 of the Registrant’s Form 8-K filed with the Commission on March 19, 2010).

4.3*	Form of Warrant Agreement.

4.4*	Form of Warrant Certificate.

5.1**	Opinion of Baratta, Baratta & Aidala LLP.

23.1	Consent of Independent Registered Public Accounting Firm – Weinberg & Company, P.A.

23.2	Consent of Baratta, Baratta & Aidala LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page).

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	To be filed by amendment.